                                                                    Exhibit 21.1

                                  Subsidiaries

Charter Communications Holding Company, LLC
Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
Charter Communications Operating, LLC
Charter Communications Properties LLC
Cencom Cable Entertainment, LLC
Charter Communications Entertainment, LLC
Charter Communications Entertainment II, LLC
American Cable Entertainment Company, LLC
Charter Communications Entertainment I, LLC
Cable Advertising St. Louis, L.L.C.
Long Beach, LLC
Charter Communications Services, LLC
Charter Cable Operating Company, LLC
Marcus Cable Partners, L.L.C.
Marcus Cable, Inc.
Marcus Cable Associates, L.L.C.
Marcus Cable of Alabama, L.L.C.
Marcus Fiberlink, L.L.C.
Charter Communications, LLC
Peachtree Cable TV, LLC
Peachtree Cable TV, L.P.
CF Finance LaGrange, Inc.
Charter-LaGrange, L.L.C.
Charter RMG, LLC
Renaissance Media Group, LLC
Renaissance Media Capital Corporation Renaissance Media (Tennessee), LLC Renaissance Media (Louisiana), LLC
Renaissance Media, LLC
Charter-Helicon, LLC
Helicon Partners I, LP
HPI Acquisitions Co., LLC
Vista Broadband Communications, LLC
Interlink Communications Partners, LLC
Rifkin Acquisition Partners, L.L.C.
Rifkin Acquisition Capital Corp.
CCO Property, LLC
CCO Purchasing, LLC
Robin Media Group, Inc.
The Helicon Group, L.P.
Helicon Network Solutions, L.P.
Helicon Online, L.P.
Helicon Capital Corp.
Cable Equities of Colorado Management Corp.
Cable Equities Colorado L.L.C.